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                                                                     EXHIBIT 4.1

               SECOND AGREEMENT AND AMENDMENT TO RIGHTS AGREEMENT

                  This SECOND AGREEMENT AND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment") is being entered into as of June 20, 2003, between Biogen, Inc., a Massachusetts corporation (the "Company"), and EquiServe Trust Company, N.A., as rights agent (the "Rights Agent").

                  WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of May 8, 1999, between the Company and the Rights Agent, as previously amended by an Agreement and Amendment to Rights Agreement, dated as of May 31, 2002, between State Street Bank and Trust Company, the Company and EquiServe Trust Company, N.A. (as so amended, the "Rights Agreement"); and

                  WHEREAS, it is proposed that the Company enter into an Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement") by and among IDEC Pharmaceuticals Corporation, a Delaware corporation ("IDEC"), Bridges Merger Corporation, a Massachusetts corporation and wholly owned subsidiary of IDEC ("Merger Sub"), and the Company, pursuant to which Merger Sub will merge with and into the Company; and

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may supplement or amend the Rights Agreement in accordance with the provisions of such Section 27. The Company now desires to amend the Rights Agreement as set forth in this Amendment and deems such amendments to be necessary and desirable. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is hereby replaced in its entirety to read as follows:

                           "(a) 'ACQUIRING PERSON' shall mean any Person (as
                  such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company or (iii) any employee



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                  benefit plan of the Company or any Subsidiary of the Company or any entity holding Common Shares of the Company for or pursuant to the terms of any such employee benefit plan and
                  (B) no Person shall become an 'Acquiring Person' (x) as the result of an acquisition of Common Shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share acquisitions by the Company and shall, after such share acquisitions by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an 'Acquiring Person,' (y) if such Person, prior to June 20, 2003 became the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, unless such Person becomes the Beneficial Owner of (1) 1% (or any percentage greater than 1%) of the Common Shares of the Company then outstanding in excess of (2) the percentage of Common Shares of the Company then outstanding Beneficially Owned by such Person on (aa) June 20, 2003 or
                  (bb) thereafter, whichever such percentage is less; provided, however, that the sum of the percentage referred to in clause
                  (y)(2) immediately above, plus 1%, shall not be less than 10% or (z) if such Person is the Beneficial Owner of less than 15% of the Common Shares of the Company then outstanding and has reported or is required to report such Person's Beneficial Ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), or on Schedule 13D under the Exchange Act (or any comparable or successor report) which
                  Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 (or any comparable or successor item) of such schedule (other than the disposition of the Common Shares of the Company) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired Common Shares of the Company in excess of 9.99% inadvertently or without knowledge of the terms of the Rights and who, together with all of such Person's Affiliates and Associates, thereafter does not acquire additional Common Shares of the Company while the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding; provided,



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                  however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10-Business-Day period. Notwithstanding anything in this Agreement to the contrary, neither IDEC nor any of its existing or future Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the execution or delivery of the Merger Agreement, (ii) the acquisition of Common Shares of the Company (including the conversion of shares of common stock of Merger Sub into Common Shares or other common stock of the Company) pursuant to the Merger Agreement or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

                  2. AMENDMENT OF SECTION 1(o). Section 1(o) of the Rights Agreement is hereby replaced in its entirety to read as follows:

                           "(s) 'SHARES ACQUISITION DATE' shall mean the earlier
                  of the first date of (i) the public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such."

                  3. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is hereby amended to add the following subparagraphs at the end thereof:

                           (r) "'AMENDMENT NO. 2' shall mean the Second
                  Agreement and Amendment to Rights Agreement, dated as of June 20, 2003, by and between the Company and the Rights Agent."

                           (s) "'AMENDMENT NO. 2 EFFECTIVE TIME' shall mean the
                  date and time the Amendment No. 2 is fully executed and delivered."

                           (t) "'IDEC' shall mean IDEC Pharmaceuticals
                  Corporation, a Delaware corporation."

                           (u) "'MERGER' shall have the meaning set forth in the
                  Merger Agreement."

                           (v) "'MERGER AGREEMENT' shall have the meaning set
                  forth in Section 35 hereof."



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                           (w) "'MERGER SUB' shall have the meaning set forth in
                  Section 35 hereof."

                  4. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution or delivery of the Merger Agreement, (ii) the acquisition of Common Shares of the Company (including the conversion of shares of common stock of Merger Sub into Common Shares or other common stock of the Company) pursuant to the Merger Agreement or (iii) the consummation of the other transactions contemplated by the Merger Agreement."

                  5. AMENDMENT OF SECTION 7(a). Section 7(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, none of (i) the execution or delivery of the Merger Agreement,
                  (ii) the acquisition of Common Shares of the Company (including the conversion of shares of common stock of Merger Sub into Common Shares or other common stock of the Company) pursuant to the Merger Agreement or (iii) the consummation of the other transactions contemplated by the Merger Agreement shall be deemed to be events that cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise."

                  6. AMENDMENT OF SECTION 11. Section 11 of the Rights Agreement is hereby amended to add the following sentence after the first sentence of said
Section:

                  "Notwithstanding anything in this Agreement to the contrary, none of (i) the execution or delivery of the Merger Agreement,
                  (ii) the acquisition of Common Shares of the Company (including the conversion of shares of common stock of Merger Sub into Common Shares or other common stock of the Company) pursuant to the Merger Agreement or (iii) the consummation of the other transactions



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                  contemplated by the Merger Agreement shall be deemed to be events of the type described in this Section 11 or to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11."

                  7. AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is hereby amended to add the following subparagraph at the end thereof:

                  "(e) Notwithstanding anything in this Agreement to the contrary, none of (i) the execution or delivery of the Merger Agreement, (ii) the acquisition of Common Shares of the Company (including the conversion of shares of common stock of Merger Sub into Common Shares or other common stock of the Company) pursuant to the Merger Agreement or (iii) the consummation of the other transactions contemplated by the Merger Agreement shall be deemed to be events of the type described in this Section 13 or to cause the Rights to be adjusted or to become exercisable in accordance with this
                  Section 13 or otherwise to be subject to any restrictions contained in this Section 13."

                  8. AMENDMENT OF SECTION 21. Section 21 of the Rights Agreement is hereby amended to add the following sentence after the first sentence of said
Section:

                  "In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company."

                  9. AMENDMENT OF SECTION 23(b). Section 23(b) of the Rights Agreement is hereby replaced in its entirety to read as follows:

                  "(b) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Shares Acquisition Date; or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made



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                  effective at such time, on such basis and subject to such
                  conditions as the Board of Directors in its sole discretion may establish."

                  10. ADDITION OF SECTION 35. The Rights Agreement is hereby amended to add the following new Section 35:

                  "SECTION 35. MERGER WITH BRIDGES MERGER CORPORATION

                  The Company, IDEC and Bridges Merger Corporation, a Massachusetts corporation and wholly owned subsidiary of IDEC ("Merger Sub"), intend to enter into an Agreement and Plan of Merger, of even date of the Amendment No. 2, to be entered into following the Amendment No. 2 Effective Time (as it may be amended from time to time, the "Merger Agreement"), pursuant to which Merger Sub shall merge with and into the Company, with the Company continuing as the surviving corporation. Notwithstanding anything in this Agreement to the contrary, if the Merger Agreement shall be terminated for any reason, then, effective as of the time of such termination, the following provisions which were added to this Agreement by the Amendment No. 2 shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent: (1) the last sentence of Section 1(a) hereof,
                  (2) subsections (r) through (w) of Section 1 hereof, (3) the last sentence of Section 3(a) hereof, (4) the last sentence of
                  Section 7(a) hereof, (5) the second sentence of Section 11 hereof and (6) Section 13(e) hereof."

                  11. ADDITION OF SECTION 36. The Rights Agreement is hereby amended to add the following new Section 36:

                  "SECTION 36. FORCE MAJEURE

                  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or



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                  civil unrest, to the extent such acts or events are actually beyond the Rights Agent's reasonable control."

                  12. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first set forth above, as if executed and delivered on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  13. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts to be made and performed entirely within the Commonwealth of Massachusetts without giving effect to the principles of conflict of laws thereof that would require the application of any other law. This Amendment may be executed in separate counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


                           [Signature Page To Follow]



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                  IN WITNESS WHEREOF, this Second Agreement and Amendment to
Rights Agreement is executed under seal as of the date first set forth above.


                                  BIOGEN, INC.


                                  By:   /s/  Anne Marie Cook
                                      ------------------------------------------
                                      Name:  Anne Marie Cook
                                      Title: Vice President, Chief Corporate
                                             Counsel



                                  EQUISERVE TRUST COMPANY, N.A., as Rights Agent


                                  By:   /s/  Dennis V. Moccia
                                      ------------------------------------------
                                      Name:  Dennis V. Moccia
                                      Title: Managing Director